EXHIBIT 3 (ii)
                                                     Effective as of 4/19/02.

                             AMENDED AND RESTATED
                                  BY-LAWS OF
                          FRANKLIN ELECTRIC CO., INC.


                                   ARTICLE I.

                                    OFFICES
                                    -------

     Section 1.1. Principal Office. The principal office of the Corporation shall be in the City of Bluffton, County of Wells, State of Indiana.

     Section 1.2. Other Offices. The Corporation may also have other offices at such places within or without the State of Indiana as the Board of Directors may from time to time determine.

     Section 1.3. Registered Office and Agent. The Corporation shall maintain a registered office and registered agent as required by the Indiana Business Corporation Law, as now or hereafter in effect ("IBCL"). The registered office need not be the same as the Corporation's principal office.

                                   ARTICLE II.

                                  SHAREHOLDERS
                                  ------------

     Section 2.1. Annual Meeting. The annual meeting of the shareholders of the Corporation shall be held annually on the third Friday in April of each year 10:00 a.m., local time, at the principal office of the Corporation in Bluffton, Indiana, or at such other place (either within or without the State of Indiana) at a date and time as may be fixed by the Board of Directors and designated in the notice or waiver of notice of such meeting. At the annual meeting, the directors shall be elected, and all such other business as may properly be brought before the meeting shall be transacted.

     Section 2.2. Special Meetings. Special meetings of the shareholders may be held at the principal office of the Corporation in Bluffton, Indiana, or at such other place within or without the State of Indiana, as may be determined by the Board of Directors and as may be designated in the notice or waiver of notice of such meeting. Special meetings may be called, in writing, only by the Chairman, the President, or a majority of the Board of Directors. Business transacted at any special meeting shall be confined to the purpose or purposes stated in the notice of such special meeting.

     Section 2.3. Notice of Shareholders' Meetings. Notice of each meeting of shareholders, stating the date, time and place, and, in the case of special meetings, the purpose or purposes for which such meeting is called, shall be given to each shareholder entitled to vote thereat not less than ten nor more than sixty days before the date of the meeting unless otherwise prescribed by the IBCL.

     Section 2.4.  Record Dates.

(a)	  In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a future date as the record date, which shall not be more than seventy days nor less than ten days before the date of such meeting or any other action requiring a determination by shareholders.

(b)	  If a record date has not been fixed as provided in preceding subsection (a), then:

      (i) The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held;
and

(ii) The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

(c)	   Only those who shall be shareholders of record on the record date so fixed as aforesaid shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend or other distribution, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding the transfer of any shares on the books of the Corporation after the applicable record date; provided, however, the Corporation shall fix a new record date if a meeting is adjourned to a date more than one hundred twenty days after the date originally fixed for the meeting.

     Section 2.5. Quorum and Adjournment. At any meeting of the shareholders the holders of a majority of the outstanding shares of the Corporation entitled to vote who are present in person or represented by proxy shall constitute a quorum for the transaction of business unless otherwise prescribed by the IBCL or the Corporation's Articles of Incorporation, as amended (the "Articles of Incorporation"). Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is set or is required to be set by the IBCL, the Articles of Incorporation or these By-Laws.

     Whether or not a quorum is present the Chairman of the meeting or shareholders present in person or represented by proxy representing a majority of the shares present or represented may adjourn the meeting from time to time, without notice other than an announcement at the meeting. At any such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting.

     Section 2.6. Voting by Shareholders; Proxies. Every shareholder shall have the right at every shareholders' meeting to one vote for each share standing in his name on the books of the Corporation, except as otherwise provided by the IBCL or the Articles of Incorporation, and except that no share shall be voted at any meeting upon which any installment is due and unpaid, or which belongs to the Corporation. Election of directors at all meetings of the shareholders at which directors are to be elected shall be by ballot, and a plurality of the votes cast thereat shall be necessary to elect any Director. Action on a matter (other than the election of directors) submitted to shareholders entitled to vote thereon at any meeting shall be approved if the votes cast favoring the action exceed the votes cast opposing the action, unless a greater number of affirmative votes is required by the IBCL or the Articles of Incorporation. A shareholder may vote either in person or by proxy executed in writing by the shareholder or a duly authorized attorney in fact. No proxy shall be valid after eleven months from the date of its execution unless a longer time is expressly provided therein.

     Section 2.7. Shareholder List. At lease five business days before each shareholders' meeting, the Secretary of the Corporation shall make, or cause to be made, an alphabetical list of the names of the shareholders entitled to notice of and to vote at the meeting, arranged by voting group (and within each voting group by class or series of shares) and showing the address of and the number of shares held by each shareholder.

     Beginning five business days before the date of the meeting and continuing through the meeting, the list shall be on file at the principal office of the Corporation (or at the place identified in the meeting notice in the city where the meeting will be held) and shall be available for inspection by any shareholder entitled to vote at the meeting for the purpose and to the extent permitted by law. During this period a shareholder, or the shareholder's agent or attorney authorized in writing, is entitled on written demand to inspect and copy the list during regular business hours and at the shareholder's expense.

     Section 2.8. Conduct of Business.

(a)	   Presiding Officer. The Chairman of the Board of Directors, when present, and in the absence of the Chairman the President, shall be the presiding officer at all meetings of shareholders, and in the absence of the Chairman and the President, the Board of Directors shall choose a presiding officer. The presiding officer of the meeting shall have plenary power to determine procedure and rules of order (including with respect to the opening and the closing of the polls for each matter upon which shareholders will vote at the meeting) and make definitive rulings at meetings of the shareholders.

(b)	   Annual Meetings of Shareholders.

(i) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (A) pursuant to the Corporation's notice of meeting, (B) by or at the direction of the Board of Directors or (C) by any shareholder of the Corporation who was a shareholder of record at the time of giving of notice provided for in this Section 2.8, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.8.

(ii) For director nominations or other business to be properly brought before any annual meeting by a shareholder pursuant to clause (C) of paragraph (b)(i) of this Section 2.8, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to the Secretary at the principal business office of the Corporation not later than ninety days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty days or delayed by more than sixty days from such anniversary date, notice by the shareholder to be timely must be so delivered not later than the ninetieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Such shareholder's notice shall set forth
(A) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (B) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (x) the name and address of such shareholder, as they appear on the Corporation's books, and of such beneficial owner and (y) the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner.

(iii) The notice procedures of this Section 2.8 shall not apply to any annual meeting if the Corporation shall not have set forth in its proxy statement for the preceding annual meeting of shareholders the date by which notice of nominations by shareholders of persons for election as directors or of other business proposed to be brought by shareholders at the next annual meeting of shareholders must be received by the Corporation to be considered timely pursuant to this Section 2.8.

(c)	   Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation's notice of meeting (A) by or at the direction of the Board of Directors or (B) by any shareholder of the Corporation who was a shareholder of record at the time of giving of notice provided for in this Section 2.8, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this
Section 2.8. Nominations by shareholders of persons for election to the Board of Directors may be made at such a special meeting of shareholders if a shareholder's notice containing the information set forth in paragraph (b)(ii) of this Section 2.8 shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the 90th day prior to such special meeting or the tenth day following the date on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

(d)	   General.

(i) Only such persons who are nominated in accordance with the procedures set forth in this Section 2.8 shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this
Section 2.8. The presiding officer at the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 2.8 and, if any proposed nomination or business is not in compliance with this
Section 2.8, to declare that such defective proposal shall be disregarded.

(ii) For purposes of this Section 2.8, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

(iii) Notwithstanding the foregoing provisions of this Section 2.8, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section
2.8. Nothing in this Section 2.8 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

     Section 2.9. Organization of Meetings. The Secretary, who may call on any officer or officers of the Corporation for assistance, shall make all necessary and appropriate arrangements for all meetings of shareholders, receive all proxies and ascertain and report to each meeting of shareholders the number of shares present, in person and by proxy. The certificate and report of the Secretary, as to the regularity of such proxies and as to the number of shares present, in person and by proxy, shall be received as prima facie evidence of the number of shares present in person and by proxy for the purpose of establishing the presence of a quorum at such meeting and for organizing the same, and for all other purposes.

     Section 2.10. Inspectors. At every meeting of shareholders there shall be appointed by the Board of Directors three inspectors of election to receive and count the votes of shareholders. Each inspector shall take an oath to fairly and impartially perform the duties of an inspector of the election and to honestly and truly report the results thereof. Such inspectors shall be responsible for tallying and certifying the vote taken on any matter at each meeting which is required to be tallied and certified by them in the resolution of the Board of Directors appointing them or the appointment of the presiding officer at such meeting as the case may be. Except as otherwise provided by these By-Laws or by law, such inspectors shall also decide all questions touching upon the qualification of voters, the validity of proxies and ballots, and the acceptance and rejection of votes. The Board of Directors shall have the authority to make rules establishing presumptions as to the validity and sufficiency of proxies.

                                ARTICLE III.

                                 DIRECTORS
                                 ---------

     Section 3.1. Number and Classes. The Board of Directors shall consist of nine members. Subject to the rights of the holders of any series of Preferred Stock outstanding, the directors shall be divided into three classes, designated as Class I, Class II and Class III, respectively, which at all times shall be as nearly equal in number as possible. One class of directors shall be elected annually to serve for a term of three years or until their successors shall have been elected and qualified.

     Section 3.2. Resignation, Vacancies and Removal of Directors. Any director may resign his office at any time by delivering his resignation in writing to the Board of Directors, its Chairman, or the Secretary of the Corporation, and the acceptance of such resignation, unless required by the terms thereof, shall not be necessary to make such resignation effective. The resignation shall be effective when the notice is delivered unless the notice specifies a later effective date. If any vacancy occurs on the Board of Directors caused by resignation, death, or other incapacity, or increase in the number of directors, then (a) the Board of Directors may fill the vacancy; or (b) if the directors remaining in office constitute fewer than a quorum of the Board, they may fill the vacancy by the affirmative vote of a majority of all directors remaining in office; or (c) if a majority of the directors remaining in office are unable to agree on a person to fill the vacancy, then the remaining directors may call a special shareholders' meeting to fill the vacancy. The term of a director elected to fill a vacancy expires at the end of the term for which the director's predecessor was elected. Prior to the completion of their term of office, a director may only be removed in the manner as provided in the Articles of Incorporation.

     Section 3.3. Regular Meetings. A regular meeting of the Board of Directors will be held at the place of (or reasonably near thereto) and promptly following the annual meeting of the shareholders. At the annual meeting, the Board shall elect the officers of the Corporation for the ensuing year and transact such other business as may properly come before the meeting. Other regular meetings may be held at the principal office of the Corporation or at any other place and at such times as the Board may fix from time to time. Notice shall be given in accordance with Article IV of these By-Laws.

     Section 3.4. Special Meetings. Special meetings of the Board of Directors shall be held at the principal office of the Corporation or at any other place reasonably convenient for directors to attend whenever called by the Chairman or the President or a majority of the Board of Directors. Notice shall be given in accordance with the Article IV of these By-Laws.

     Section 3.5. Quorum and Voting. Except as provided in Section 3.2, a majority of the actual number of directors elected and qualified from time to time shall be necessary to constitute a quorum for the transaction of any business at any meeting of the Board of Directors. The affirmative vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is expressly required by the IBCL, the Articles of Incorporation, or these By-Laws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present.

     Section 3.6. Compensation. Each member of the Board of Directors shall be paid such compensation as shall be fixed by the Board of Directors, provided, that nothing herein contained shall be construed to preclude any director from serving in any other capacity and receiving compensation therefore.

     Section 3.7. Qualification. Upon attaining the age of seventy years, a director shall submit a written notice of resignation to the Board of Directors effective as of the end of the next regularly scheduled meeting of the Board of Directors. Any employee director (other than the President or Chairman) whose employment with the Corporation is terminated prior to attaining the age of seventy years shall submit a written notice of resignation to the Board of Directors effective immediately. The Board, at its discretion, may determine not to accept, or may defer the effective date of, any resignation received pursuant to this Section 3.7.

     Section 3.8. Committees.

(a)	  The Board of Directors may from time to time, in its
discretion, by resolution passed by a majority of the Board, designate, and appoint, from the directors, committees of one or more persons which shall have and may exercise such lawfully delegable powers and duties conferred or authorized by the resolutions of designation and appointment. The Board of Directors shall have power at any time to change the members of any such committee, to fill vacancies, and to discharge any such committee.

(b) Unless the Board of Directors shall provide otherwise, the presence of one-half of the total membership of any committee of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of such committee and the affirmative vote of a majority of those present shall be necessary and sufficient for the taking of any action thereat.

     Section 3.9. Directors' or Committee Action by Consent in Lieu of Meeting. Any action required or permitted to be taking at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if the action is taken by all members of the Board or such committee as the case may be. The action shall be evidenced by one or more written consents describing the action taken, signed by each director, and included in the minutes or filed with the Corporation's records reflecting the action taken. Any such written consent is effective when the last director signs the consent, unless the consent specifies a different prior or subsequent effective date.

     Section 3.10. Meetings by Telephone or Other Communications. Members of the Board of Directors, or any committee of the Board, may participate in a meeting of the Board or such committee by means of telephone or other communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

     Section 3.11. Assent by Director to Action Taken at a Meeting. A director who is present at a meeting of the Board of Directors or a committee of the Board at which action on any corporate matter is taken is deemed to have assented to the action taken unless:

(a) The director objects at the beginning of the meeting (or promptly upon the director's arrival) to holding it or transacting business at the meeting;

(b) The director's dissent or abstention from the action taken is entered in the minutes of the meeting; or

(c) The director delivers written notice of the director's dissent or abstention to the presiding officer of the meeting before its adjournment or to the Secretary of the Corporation immediately after adjournment of the meeting.

     The right of dissent or abstention is not available to a director who votes in favor of the action taken.

                                  ARTICLE IV.

                                   NOTICES
                                   -------

     Section 4.1. Notices. Notices to directors and shareholders shall be in writing and delivered personally or mailed to their addresses appearing on the records of the Corporation or, with respect to directors only, by telegram, cable, telephone, telecopy, facsimile or a nationally recognized overnight delivery service. Notice to directors of special meetings by mail shall be given at least two days before the meeting. Notice to directors of special meetings by personal delivery, telegram, cable, telephone, telecopy or facsimile shall be given a reasonable time before the meeting, but in no event less than one hour before the meeting. Notice by mail or recognized overnight delivery service shall be deemed to be given when sent to the director at his or her address appearing on the records of the Corporation. Notice by telegram or cable shall be deemed to be given when the telegram or cable addressed to the director at his or her address appearing on the records of the Corporation is delivered to the telegraph company. Notice by telephone, telecopy or facsimile shall be deemed to be given when transmitted by telephone, telecopy or facsimile to the telephone, telecopy or facsimile number appearing on the records of the Corporation for the director (regardless of whether the director shall have personally received such telephone call or telecopy or facsimile message).

     Section 4.2. Waiver of Notice. Whenever any notice is required, a waiver thereof signed by the person entitled to such notice, whether before or after the time stated therein, and filed with the minutes or corporate records, shall be deemed equivalent to the giving of notice. Attendance of any person at any meeting of shareholders or directors shall constitute a waiver of notice of such meeting, except when such person attends only for the express purpose of objecting, at the beginning of the meeting (or in the case of a director's meeting, promptly upon such director's arrival), to the transaction of any business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

                                   ARTICLE V.

                                   OFFICERS
                                   --------

     Section 5.1. Officers (Including Removal). The officers of the Corporation may consist of a Chairman of the Board, a President, one or more

Vice Presidents, a Treasurer, and a Secretary, all of whom shall be elected by the Board of Directors of the Corporation at the first meeting thereof immediately following the annual meeting of the shareholders (or at such other time as the Board deems appropriate), and shall hold office until their successors are elected and qualify. One person may hold more than one office. The Board of Directors shall have the power from time to time to appoint such other officers as may be necessary for the proper conduct of the business of the Corporation. Any officer elected or appointed by the Board of Directors may be removed at any time with or without cause by the affirmative vote of a majority of the whole Board of Directors.

     Section 5.2. Compensation. The compensation of the officers of the Corporation elected or appointed by the Board of Directors, shall be fixed by the Board of Directors or a committee of the Board.

     Section 5.3. Chairman. The Chairman shall be the chief executive officer of the Corporation and shall have general authority and supervision over the management and direction of the affairs of the Corporation and supervision of all departments and of all officers of the Corporation. The Chairman shall, subject to the other provisions of these By-Laws, have such other powers and perform such other duties as usually devolve upon the chief executive officer of a corporation or as may be prescribed by the Board of Directors, and shall, when present, preside at all meetings of the shareholders and of the Board of Directors. In case of the absence, disability, death, resignation or removal from office of the Chairman, the powers and duties of the Chairman shall, for the time being, devolve upon and be exercised by the President, unless otherwise ordered by the Board of Directors.

     Section 5.4. President. The President shall be the chief operating officer of the Corporation and shall have such general authority and supervision over the management and direction of the affairs of the Corporation, subject to the authority of the Chairman. The President shall, subject to the other provisions of these By-Laws, have such other powers and perform such other duties as usually devolve upon the President of a corporation, and such further duties as may be prescribed by the Chairman or the Board of Directors. In case of the absence, disability, death, resignation or removal from office of the President, the powers and duties of the President shall, for the time being, devolve upon and be exercised by the Chairman, and in case of the absence, disability, death, resignation, or removal from office of both the Chairman and the President, the powers and duties of the President shall, for the time being, devolve upon and be exercised by the Vice President so appointed by the Board of Directors.

     Section 5.5. Vice Presidents. Each of the Vice Presidents shall have such powers and duties as may be prescribed by the Board of Directors, the Chairman or the President. The Board of Directors, the Chairman or the President may designate one or more of such Vice Presidents as Executive Vice President, Senior Vice President or Assistant Vice President.

     Section 5.6. Secretary. The Secretary shall attend and keep the minutes of all meetings of the Board of Directors and of the shareholders. The Secretary shall have charge and custody of the corporate records and corporate seal of the Corporation, and shall in general perform all duties incident to the office of secretary of a corporation, subject at all times to the direction and control of the Board of Directors, the Chairman and the President.

     Section 5.7. Treasurer. The Treasurer shall have charge of, and shall be responsible for, the collection, receipt, custody and disbursement of the funds of the Corporation, and shall also have the custody of all securities belonging to the Corporation. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper receipts or making proper vouchers for such disbursements, and shall at all times preserve the same during the term of office. When necessary or proper, the Treasurer shall endorse, on behalf of the Corporation, all checks, notes, or other obligations payable to the Corporation or coming into possession of the Treasurer for and on behalf of the Corporation, and shall deposit the funds arising therefrom, together with all other funds of the Corporation coming into possession of the Treasurer, in the name and to the credit of the Corporation in such bank or banks as the Board of Directors shall from time to time by resolution direct. The Treasurer shall perform all duties incident to the office of treasurer of a corporation, subject at all time to the direction and control of the Board of Directors, the Chairman and the President.

                                  ARTICLE VI.

                                CAPITAL STOCK
                                -------------

     Section 6.1. Certificates for Shares. Unless the Articles of
Incorporation provide otherwise, all shares of stock of the Corporation shall be represented by a certificate. The certificates for shares of the Corporation shall be in such form not inconsistent with the Articles of Incorporation and the IBCL and as shall be approved by the Board of Directors. At a minimum, each certificate for shares must state on its face:

(a) The name of the Corporation and that it is organized under the law of the State of Indiana;

(b) The name of the person to whom issued; and

(c) The number and class of shares and the designation of the series, if any, the certificate represents.

     Each certificate must be signed (either manually or in facsimile) by the Chairman or the President and Secretary or such other two officers as may be designated by the Board. Share certificates which have been signed (whether manually or in facsimile) by officers may be used and shall continue to be valid even though any individual whose signature appears on a certificate shall no longer be an officer of the Corporation at the time of the issue of the certificate.

     Section 6.2. Registration of Transfer and Registered Shareholders. Registration of transfer of shares and issuance of a new certificate or certificates therefor shall be made only upon surrender to the Corporation or its transfer agent and cancellation of a certificate or certificates for a like number of shares of the same class, properly endorsed for transfer, accompanied by (a) such assurance as the Corporation or transfer agent may require as to the genuineness and effectiveness of each necessary endorsement,
(b) satisfactory evidence of compliance with all laws relating to collection of taxes, and (c) satisfactory evidence of compliance with or removal of any restriction on transfer of which the Corporation or transfer agent may have notice.

     As respects the Corporation, its stock record books shall be conclusive as to the ownership of its shares for all purposes and the Corporation shall not be bound to recognize adverse claims.

     Section 6.3. Consideration for Issue of Shares. The shares of the capital stock of the Corporation may be issued by the Corporation from time to time for such an amount of consideration as may be fixed by the Board of Directors and consisting of any tangible or intangible property or benefit to the Corporation, including cash, promissory notes, services performed, contracts for services to be performed, or other securities of the Corporation. When payment of the consideration for which any share was authorized to be issued shall have been received by the Corporation, the shares issued therefor shall be fully paid and nonassessable. Shares may be issued to the Corporation's shareholders without consideration to the extent permitted by the IBCL and shares so issued shall be fully paid and nonassessable. If the Corporation authorizes the issuance of shares for promissory notes or for promises to render services in the future, the Corporation shall report in writing to the shareholders the number of shares authorized to be issued with or before the notice of the next shareholders' meeting. The Board may (but is not required) to place in escrow shares issued for a contract for future services or benefits or a promissory note or may make such other arrangements or conditions or place such other restrictions on the transfer of the shares until the services are performed, the note is paid, or the benefits are received.

     Section 6.4. Lost, Stolen or Destroyed Certificates. No certificate for shares of the capital stock of the Corporation shall be issued in place of any certificate alleged to have been lost, stolen or destroyed except upon proper evidence to the satisfaction of the Board of Directors of such loss, theft, or destruction, and (unless waived by the Board of Directors) except upon delivery to the Corporation of a bond of indemnity in such amount as may be fixed by the Board of Directors, executed by the person to whom the new certificate or certificates should be issued and also by a surety company approved by the Board of Directors, indemnifying the Corporation against any claim upon or in respect of such lost, stolen, or destroyed certificate; provided, however, that whenever this Corporation has a duly appointed, qualified and acting transfer agent for its said shares, the Board of Directors may delegate to said transfer agent the authority to determine the sufficiency of the proof of such loss, theft or destruction and to issue a new certificate or certificates in replacement thereof, and the Board of Directors may waive the necessity of obtaining a separate bond of indemnity in connection with the issuance of each certificate replacing such lost, stolen or destroyed certificates and in lieu thereof may authorize such transfer agent to obtain a blanket lost original instruments bond naming this Corporation and such transfer agent as the obligees therein.

     Section 6.5. Transfer Agents and Registrars. The Board of Directors may from time to time appoint a transfer agent and a registrar in one or more cities, may require all certificates evidencing shares of the Corporation to bear signatures of a transfer agent and a registrar, may provide that such certificates shall be transferable in more than one city, and may provide for the functions of transfer agent and registrar to be combined in one agency.

                                  ARTICLE VII.

                             CONDUCT OF BUSINESS
                             -------------------

     Section 7.1. Contracts, Deeds and Other Instruments. All agreements evidencing obligations of the Corporation, including but not limited to contracts, trust deeds, promissory notes, sight drafts, time drafts and letters of credit (including applications therefor), may be signed by any one of the Chairman, the President, any Vice President, the Treasurer, the Secretary, and any person authorized by a resolution of the Board of Directors.

     A certified copy of these By-Laws and/or any authorization given hereunder may be furnished as evidence of the authorities herein granted, and all persons shall be entitled to rely on such authorities in the case of a specific contract, conveyance or other transaction without the need of a resolution of the Board of Directors specifically authorizing the transaction involved.

     Section 7.2. Checks. Checks and other negotiable instruments for the disbursement of Corporation funds may be signed by any one of the Chairman, the President, any Vice President and the Treasurer. In addition to the foregoing, other persons may sign instruments for the disbursement of Corporation funds under written authorization signed by any two of the foregoing officers acting jointly. Electronic or wire transfers of funds may be authorized by any officer of the Corporation who is authorized pursuant to this Section 7.2 to disburse Corporation funds by check or other negotiable instrument.

     Section 7.3. Deposits. Securities, notes and other evidences of indebtedness shall be kept in such places, and deposits of checks, drafts and funds shall be made in such banks, trust companies or depositories, as shall be recommended and approved by any two of the Chairman, the President, any Vice President and the Treasurer.

     Section 7.4. Voting of Stock. Unless otherwise ordered by the Board of Directors, the Chairman, the President or any Vice President shall have the power to execute and deliver on behalf of the Corporation proxies on stock owned by the Corporation appointing a person or persons to represent and vote such stock at any meeting of stockholders, with full power of substitution, and shall have power to alter or rescind such appointment. Unless otherwise ordered by the Board of Directors, the Chairman, the President or any Vice President shall have the power on behalf of the Corporation to attend and to act and vote at any meeting of stockholders of any corporation in which the Corporation holds stock and shall possess and may exercise any and all rights and powers incident to the ownership of such stock, which, as the owner thereof, the Corporation might have possessed and exercised if present. The Board of Directors may confer like powers upon any other person or persons.

     Section 7.5. Transfer of Stock. Such form of transfer or assignment customary or necessary to effect a transfer of stocks or other securities standing in the name of the Corporation shall be signed by the Chairman, the President, any Vice President or the Treasurer, and the Secretary shall sign as witness if required on the form. A corporation or person transferring any such stocks or other securities pursuant to a form of transfer or assignment so executed shall be fully protected and shall be under no duty to inquire whether the Board of Directors has taken action in respect thereof.

                                  ARTICLE VIII.

                                INDEMNIFICATION
                                ---------------

     Section 8.1. Definitions. As used in this Article VIII:

(a)	   "Director" means an individual who is or was a director of the
Corporation or an individual who, while a director of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, member, manager, trustee, employee, or agent of another foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan, or other enterprise, whether for profit or not. A director is considered to be serving an employee benefit plan at the Corporation's request if the director's duties to the Corporation also impose duties on, or otherwise involve services by, the director to the plan or to participants in or beneficiaries of the plan. "Director" includes, unless the context requires otherwise, the estate or personal representative of a director.

(b)	   "Expenses" include counsel fees.

(c)	   "Liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.

(d)	   "Officer" means an individual who is or was an officer of the
Corporation or an individual who, while an officer of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, member, manager, trustee, employee, or agent of another foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan, or other enterprise, whether for profit or not. An officer is considered to be serving an employee benefit plan at the Corporation's request if the officer's duties to the Corporation also impose duties on, or otherwise involve services by, the officer to the plan or to participants in or beneficiaries of the plan. "Officer" includes, unless the context requires otherwise, the estate or personal representative of an officer.

(e)  "Official capacity" means:

(1) When used with respect to a director, the office of director in the Corporation;

(2) When used with respect to an officer, the office of the Corporation held by the officer; and

(3) When used with respect to an individual other than an officer or director, the employment or agency relationship undertaken by the employee or agent on behalf of the Corporation.

"Official capacity" does not include service for any other foreign or domestic corporation or any partnership, limited liability company, joint venture, trust, employee benefit plan, or other enterprise, whether for profit or not.

      (f) "Party" includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

(g) "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.


     Section 8.2. Indemnification.

(a) The Corporation shall indemnify an individual made a party to a proceeding because the individual is or was a director or officer against any liability incurred in the proceeding if:

(1)	   The individual's conduct was in good faith; and

(2)   The individual reasonably believed:

(A) In the case of conduct in the individual's official capacity with the Corporation, that the individual's conduct was in the Corporation's best interest; and

(B) In all other cases, that the individual's conduct was at least not opposed to the Corporation's best interest; and

(3) In the case of any criminal proceeding, the individual either:

(A) Had reasonable cause to believe the individual's conduct was lawful; or

(B) Had no reasonable cause to believe the individual's conduct was unlawful.

(b) A director's or officer's conduct with respect to an employee benefit plan for a purpose the director or officer reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection (a)(2)(B) of this Section 8.2.

(c) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director or officer did not meet the standard of conduct described in this Section 8.2.

     Section 8.3. Additional Indemnification. In addition to the indemnification to which a director or officer may be entitled pursuant to
Section 8.2, the Corporation shall indemnify a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director or officer was a party because the director or officer was a director or officer of the Corporation against reasonable expenses incurred by the director or officer in connection with the proceeding.

     Section 8.4. Advance Indemnification.

(a) The Corporation shall pay for or reimburse the reasonable expenses incurred by a director or officer who is a party to a proceeding in advance of final disposition of the proceeding if:

(1) The director or officer furnishes the Corporation a written affirmation of the director's or officer's good faith belief that the director or officer has met the standard of conduct described in Section 8.2.

(2) The director or officer furnishes the Corporation a written undertaking, executed personally or on the director's or officer's behalf, to repay the advance if it is ultimately determined that the director or officer did not meet the standard of conduct; and

            (3) A determination is made that the facts then known to those making the determination would not preclude indemnification under this Article VIII.

(b) The undertaking required by subsection (a)(2) of this Section 8.4 must be an unlimited general obligation of the director or officer but need not be secured and may be accepted without reference to financial ability to make repayment.

(c) Determinations and authorizations of payments under this section shall be made in the manner specified in Section 8.5 below.

     Section 8.5. Procedure for Determining Indemnification.

(a) The Corporation may not indemnify a director or officer under
Section 8.2 of this Article VIII unless authorized in the specific case after a determination has been made that indemnification of the director or officer is required in the circumstances because the director or officer has met the standard of conduct set forth in Section 8.2 of this
Article VIII.

(b) The determination shall be made by any one of the following procedures:

(1) By the Board of Directors by majority vote of a quorum consisting of directors not at the time parties to the proceeding.

(2) If a quorum cannot be obtained under subdivision (1), by majority vote of a committee duly designated by the Board of Directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding.

(3) By special legal counsel:

(A) Selected by the Board of Directors or its committee in the manner prescribed in subdivision (1) or (2); or

(B) If a quorum of the Board of Directors cannot be obtained under subdivision (1) and a committee cannot be designated under subdivision (2), selected by majority vote of the full Board of Directors (in which selection directors who are parties may participate).

(4) By the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

(c) Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification under Section 8.2 is required, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subsection (b)(3) of this Section 8.5 to select counsel.

     Section 8.6. Indemnification of Agents and Employees.

(a) The Corporation may indemnify and advance expenses under this
Article VIII to an employee, or agent of the Corporation, whether or not an officer or director, to the same extent as to a director or officer; and

(b) The Corporation may also indemnify and advance expenses to an officer, employee or agent, whether or not a director, to the extent, consistent with public policy, that may be provided by the Articles of Incorporation, general or specific action of the Board of Directors, or contract.

     Section 8.7. Indemnification Not Exclusive.

(a) The indemnification and advance for expenses provided for or authorized by this Article VIII does not exclude any other rights to indemnification and advance for expenses that a person may have under:

(1) the IBCL;

(2) the Corporation's Article of Incorporation or By-Laws;

(3) a resolution of the Board of Directors or of the shareholders;

(4) any contract or policy of insurance; or

(5) any other authorization, whenever adopted, after notice, by a majority vote of all the voting shares then issued and outstanding.

(b) Without limiting the foregoing subsection (a), nothing contained in this Article VIII shall be construed to limit in any manner the indemnification or advance for expenses that may be permitted or required, in the absence of the provisions of this Article VIII, pursuant to the IBCL.

(c) This Article VIII does not limit the Corporation's power to pay or reimburse expenses incurred by a director, officer, employee, or agent in connection with the person's appearance as a witness in a proceeding at a time when the person has not been made a named defendant or respondent to the proceeding.

     Section 8.8. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or who while a director, officer, employee or agent of the Corporation is or was serving at the request of the Corporation as a director, officer, partner, member, manager, trustee, employee, or agent of another foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan, or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article VIII or under the IBCL.

     Section 8.9. Contract With The Corporation. The provisions of this
Article VIII shall be deemed to be a contract between the Corporation and each director or officer who serves in any such capacity at any time while this
Article VIII is in effect, and any repeal or modification of any provisions of this Article VIII shall not affect any rights or obligations theretofore accruing under this Article VIII with respect to any state of facts then or theretofore existing or any claim, action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

                                  ARTICLE IX.

                                     SEAL
                                     ----

     If a corporate seal is used, it shall have inscribed thereon the name "Franklin Electric Co., Inc." around the circumference thereof and the word "Seal" in the center thereof. The seal can be used by causing it or a facsimile thereof to be impressed, affixed, reproduced or otherwise.

                                   ARTICLE X.

                                  FISCAL YEAR
                                  -----------

     The fiscal year of the Corporation shall end with the Saturday nearest to December 31 and begin with the Sunday following the Saturday nearest to December 31.

                                  ARTICLE XI.

                                  AMENDMENT
                                  ---------

     These By-Laws may be amended by the Board of Directors, by the affirmative vote of a majority of all the members of the Board of Directors, at any regular or special meeting, notice of which contains the proposed amendment or a digest thereof; or at any meeting, regular or special, at which all directors are present, or by the written consent of all directors pursuant to Section 3.2 of Article III of these By-Laws.

                                  ARTICLE XII.

                                CONTROL SHARES
                                --------------

     The terms "control shares" and "control share acquisition" used in this
Article XII shall have the meanings set forth in Indiana Business Corporation Law Section 23-1-42-1, et seq. (the "Act"). Control shares of the Corporation acquired in a control share acquisition shall have only such voting rights as are conferred by the Act.

     Control shares of the Corporation acquired in a control share acquisition with respect to which the acquiring person has not filed with the Corporation the acquiring person statement required by the Act may, at any time during the period ending sixty days after the last acquisition of control shares by the acquiring person, be redeemed by the Corporation at the fair value thereof pursuant to procedures authorized by a resolution of the Board of Directors. Such authority may be exercised generally or confined to specific instances.

     Control shares of the Corporation acquired in a control share acquisition with respect to which the acquiring person was not granted full voting rights by the shareholders as provided in the Act may, at any time after the shareholder vote required by the Act, be redeemed by the Corporation at the fair value thereof pursuant to procedures authorized by a resolution of the Board of Directors. Such authority may be exercised generally or confined to specific instances.
5